UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 18, 2017 (July 12, 2017)

Ho Wah Genting Group Limited

(Exact name of registrant as specified in its charter)

Nevada	333-199965	47-1662242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wisma Ho Wah Genting, No. 35 Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia
(Address of principal executive offices)

Registrant’s telephone number, including area code:	+603.2141.6422

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 12, 2017, the Board of Directors of Ho Wah Genting Group Limited (“HWGG”) authorized and approved an amendment (the “Amendment”) to HWGG’s Amended and Restated Articles of Incorporation, which authorized a two-to-one reverse stock split (the “Reverse Split”) of HWGG’s outstanding common stock, par value $0.0001 per share, with a record date of July 14, 2017 (the “Record Date”). In connection with the reverse stock split, the Board of Directors of HWGG, also authorized and approved a related increase in the par value of the HWGG common stock from $0.0001 per share to $0.0002 per share. We expect that the Reverse Stock Split will (i) increase the marketability and liquidity of our common stock; (ii) address the reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; and (iii) enable us to strengthen the quotation of our common stock on the OTC Markets, Inc. QB Tier.

In connection with the Reverse Split, there will be a corresponding reduction of our authorized common stock and, as such, under Nevada law shareholder approval is not required. The Reverse Split is subject to the approval by FINRA.

On the effective date of the Reverse Split (the “Effective Date”), automatically without any action on the part of any holder thereof:

•	All of our issued and outstanding shares of common stock (“Old Common Stock”), shall be converted on the basis of two (2) shares of Old Common Stock for one new share of common stock (“New Common Stock”);
•	Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock shall, from and after the Effective Date, be entitled to receive a certificate or certificates representing the shares of New Common Stock into which the shares of Old Common Stock are reclassified pursuant to the Reverse Split;
•	Each holder entitled to a fractional share of New Common Stock shall receive one whole share of New Common Stock instead;
•	All shares of Common Stock eliminated as a result of the Reverse Split will be cancelled;
•	The paid-in capital of HWGG shall be reduced by an amount equal to the par value of the Old Common Stock so eliminated and the additional paid-in capital of HWGG shall be increased by the same amount;
•	The par value of the New Common Stock shall increase from $0.0001 per share to $0.0002 per share; and
•	As of the Effective Date, the total number of shares that HWGG will be authorized to issue will be seven hundred fifty million (750,000,000) shares, of which seven hundred fifty million (750,000,000) shares shall be common stock, each having a par value of $0.0002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 14, 2017

Ho Wah Genting Group Limited

By:	/s/ Lim Chun Hoo
Lim Chun Hoo
Chief Executive Officer